Kingstone Schedules First Quarter 2026 Earnings Release and Conference Call

KINGSTON, N.Y., April 16, 2026 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a property and casualty insurance holding company, today announced that it will issue financial results for the first quarter ended March 31, 2026, after the market closes on Thursday, May 7, 2026.
Management will host a conference call to discuss the Company’s business operations and financial results at 8:30am ET on Friday, May 8, 2026.
Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin by dialing:

U.S toll-free: 1-877-407-2991
International: 1-201-389-0925

A webcast of the live call will be available in the “Investor Relations” section of the Company’s website at www.kingstonecompanies.com or by clicking here. A replay of the webcast will be available shortly after the conclusion of the call and will remain accessible for approximately 30 days.

About Kingstone Companies, Inc.
Kingstone is a Northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. Kingstone delivers tailored homeowners insurance solutions through its sophisticated product suite, Select, supported by a scalable and efficient operating platform that enables the Company to pursue significant market opportunities and strategic expansion. KICO was the 11th largest writer of homeowners insurance in New York in 2025 and is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Kingstone Investor Relations Contact:
Elevate IR
KINS@elevate-ir.com
720-330-2829